UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008 (September 25, 2008)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On September 25, 2008, the Company announced it will release its financial and operating results for the third quarter 2008 before the market opens on Wednesday, November 5, 2008. A conference call to discuss these results is scheduled for 12:00 p.m. EST (10:00 a.m. MST) on Wednesday, November 5, 2008. A link to the live internet broadcast will be available on the Company’s website at http://www.billbarrettcorp.com and a call-in number also is provided in the press release. A copy of the press release dated September 25, 2008 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also, attached as Exhibit 99.2 to this Current Report on Form 8-K are slides dated October 2008 that will be used in presentations that may be presented to investors and others including at the Merrill Lynch 2008 Energy Mid and Small Cap Conference at which Joe Jaggers will present on Wednesday, October 1, 2008 at 3:00 p.m. EDT. This event will be webcast and the webcast may be accessed on the Company’s website homepage, at www.billbarrettcorp.com, under “Current Events” and will be available live and for replay.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release.

99.2	Presentation slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2008	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release.

99.2	Presentation slides.

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